Exhibit 10.35

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) to the Executive Employment Agreement dated December 24, 2003 (the “Employment Agreement”) shall become effective as of [May 1], 2004 (the “Amendment Effective Date”) by and between Neil P. Lichtman, who resides at 30981 Via Errecarte, San Juan Capistrano, CA 92675 (the “Executive”), and Comdial Corporation, a Delaware corporation having offices at 106 Cattlemen Road, Sarasota, Florida 34232 (the “Company”). Capitalized terms used in this Amendment shall have the same meanings set forth in the Employment Agreement.

WHEREAS, the Company and the Executive wish to continue the Executive’s employment with the Company on the terms set forth in the Employment Agreement, as modified below.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. Stock Options. Section 3(c) of the Employment Agreement is hereby amended by adding the following after the last sentence thereof:

“Further, in the event of a termination of the Executive’s employment for any reason other than by the Company For Cause or voluntarily by the Executive without Good Reason, all of the Stock Options that were exercisable as of the date of such termination shall remain exercisable by the Executive (or the Executive’s estate in the case of the Executive’s death, or his legal representative in the case of his incapacity or disability) for a period of ninety (90) days from such termination, but in no event shall any Stock Options be exercisable after expiration of the applicable term thereof. The foregoing shall apply to the Stock Options and any other options to purchase the Company’s stock that are granted during the Term subsequent to the date hereof. Furthermore, the foregoing shall apply notwithstanding any contrary provision in any other agreement between the Company and the Executive, including, any applicable stock option agreement; and to the extent necessary, this provisions shall be construed as an amendment to any such agreement and the parties hereby agree to waive the formalities normally required by such amendment.”

2. Severance. Section 3(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Severance Pay and Benefits. If this Agreement is terminated pursuant to Sections 2(b)(i), 2(b)(iii) or 2(b)(iv) of this Agreement, or if the Executive dies during the Term, the Company shall pay the Executive (or the Executive’s heirs or estate, as the case may be), as “Severance Pay,” one (1) times the annual Base Salary in effect at the time of such termination.

At the Company’s sole discretion, such amount may be payable by the Company in accordance with its normal payroll practices, over a period of twelve (12) months (or less), or it may be payable in a lump sum. In all cases, such payments shall be subject to applicable tax and other withholdings. In addition to the foregoing, the Executive shall be entitled to receive the same medical and term life insurance coverage that was in effect at the time of his termination (collectively, “Benefits”) for twelve (12) months following such termination. Such Benefits shall be paid for by the Company, subject to plan terms and conditions that are in effect during such period, including premium contributions to be paid by the Executive and other applicable limitations on such coverage.”

3. Effectiveness. This Amendment shall be deemed effective as of Amendment Effective Date and shall not effect the terms of the Employment Agreement until such date.

4. Miscellaneous.

A. Agreement Amended. Subject to the provisions of this Section 4, this Amendment shall be deemed to be an amendment to the Employment Agreement. All references to the Employment Agreement in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the Employment Agreement as amended hereby.

B. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Executive and the Company and their respective successors and assigns.

C. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Florida, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties hereby have executed this agreement as of the date written above.

COMDIAL CORPORATION

By:
Name:
Title:

THE EXECUTIVE

Neil P. Lichtman

EXHIBIT C

FORM OF STOCK OPTION AGREEMENT

EXHIBIT D

EXISTING STOCK OPTIONS